UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2021

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 14, 2021, Allegheny Technologies Incorporated (the “Company”) completed its offering and sale of $325,000,000 million aggregate principal amount of the Company’s unsecured 4.875% Senior Notes due 2029 (the “2029 Notes”) and $350,000,000 million aggregate principal amount of the Company’s unsecured 5.125% Senior Notes due 2031 (the “2031 Notes” and together with the 2029 Notes, the “Notes”). The offering and sale of the Notes (the “Offering”) were made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission.

The Notes were issued pursuant to the Indenture, dated as of September 14, 2021 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 14, 2021 (the “Supplemental Indenture”), between the Company and the Trustee.

The 2029 Notes will accrue interest at the rate of 4.875% per annum and will mature on October 1, 2029. The 2031 Notes will accrue interest at the rate of 5.125% per annum and will mature on October 1, 2031. The Notes be payable in cash semi-annually in arrears on each April 1 and October 1, commencing April 1, 2022.

Prior to October 1, 2024 and October 1, 2026, the Company may redeem the 2029 Notes and the 2031 Notes, respectively, at its option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus an applicable premium determined as set forth in the Supplemental Indenture and accrued and unpaid interest to but not including the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On and after October 1, 2024 and October 1, 2026, the Company may redeem the 2019 Notes and the 2031 Notes, respectively, at its option, at any time in whole or from time to time in part, at redemption prices specified in the Supplemental Indenture, plus accrued and unpaid interest to but not including the redemption date on the principal amount of the Notes to be redeemed.

In addition, at any time prior to October 1, 2024, the Company may, at its option and at any time, redeem up to 35.0% of the aggregate principal amount of each of the 2029 Notes and 2031 Notes at a redemption price equal to 104.875% and 105.125%, respectively, of the aggregate principal amount thereof, plus accrued and unpaid interest to but not including the redemption date on the principal amount of the Notes to be redeemed, with the net proceeds of one or more of certain equity offerings; provided that at least 65% of the aggregate principal amount of the applicable series of Notes remains outstanding immediately after the occurrence of each such redemption.

If an event of default with respect to the Notes occurs, the principal amount of the Notes, plus premium, if any, and accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events of default involving the Company.

The foregoing is a summary of the material terms and conditions of the Indenture, as supplemented by the Supplemental Indenture, and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture and the

Supplemental Indenture, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference. A form of Note is included in Exhibit 4.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On September 9, 2021, the Company executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and between the Company and BofA Securities, Inc., as representative of the underwriters named therein (the “Underwriters”), relating to the Offering. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The opinion of the Company’s counsel as to the validity of the Notes issued and sold in the Offering is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1	Underwriting Agreement, dated as of September 9, 2021, by and between Allegheny Technologies Incorporated and BofA Securities, Inc., as representative of the underwriters named therein.

Exhibit 4.1	Indenture, dated as of September 14, 2021, between Allegheny Technologies Incorporated and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	First Supplemental Indenture, dated September 14, 2021, between Allegheny Technologies Incorporated and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.3	Form of 4.875% Senior Note due 2029 (included in Exhibit 4.2).

Exhibit 4.4	Form of 5.125% Senior Note due 2031 (included in Exhibit 4.2).

Exhibit 5.1	Opinion of K&L Gates LLP.

Exhibit 23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and
Corporate Secretary

Dated: September 14, 2021